Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Report on Form 10-K (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Robert H. Ewald, the Chief Executive Officer and Kathy A. Lanterman, the Chief Financial Officer of Silicon Graphics, Inc., each certifies that, to the best of his/her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Silicon Graphics, Inc.

Date: September 10, 2007

/S/ ROBERT H. EWALD
Name: Robert H. Ewald
Chief Executive Officer

/S/ KATHY LANTERMAN
Name: Kathy Lanterman
Chief Financial Officer